EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Floor & Decor Holdings, Inc. (the “Company”), for the fiscal year ended December 26, 2019, as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Periodic Report”), Thomas V. Taylor, as Chief Executive Officer of the Company, and Trevor S. Lang, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that, to the best of his knowledge:

1.	The Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or 78o(d)); and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 20, 2020	/s/ Thomas V. Taylor
Thomas V. Taylor Chief Executive Officer
(Principal Executive Officer)

Dated: February 20, 2020	/s/ Trevor S. Lang
Trevor S. Lang Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement as required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.